                                                                      EXHIBIT 24

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles N. Blitzer and Lori-jean Gille, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8 of MGI PHARMA, INC. (the "Company") relating to the Company's Amended and Restated Employee Stock Purchase Plan, and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Name                                        Title                                       Date
         ----                                        -----                                       ----
 /s/ Charles N. Blitzer                        President, Chief Executive                     June 17, 1998
----------------------------------             Officer (principal executive
     Charles N. Blitzer                        officer) and Director


 /s/ William C. Brown                          Vice President, Finance (principal             June 24, 1998
----------------------------------             financial and accounting officer)
     William C. Brown


 /s/ Andrew J. Ferrara                         Director                                       June 19, 1998
----------------------------------
     Andrew J. Ferrara


 /s/ Joseph S. Frelinghuysen, Jr.              Director                                       June 18, 1998
----------------------------------
     Joseph S. Frelinghuysen, Jr.


 /s/ Michael E. Hanson                         Director                                       June 16, 1998
----------------------------------
     Michael E. Hanson


 /s/ Hugh E. Miller                            Director                                       June 17, 1998
----------------------------------
     Hugh E. Miller


 /s/ Timothy G. Rothwell                       Director                                       June 22, 1998
----------------------------------
     Timothy G. Rothwell


 /s/ Lee J. Schroeder                          Director                                       June 25, 1998
----------------------------------
     Lee J. Schroeder